                                                                    EXHIBIT 99.1




INVESTOR AND MEDIA CONTACTS:

Phyllis A. Knight          Colleen T. Bauman
Chief Financial Officer    Investor Relations
(248) 340-9090             (248) 340-7731

                           CHAMPION ENTERPRISES, INC.
                       REPORTS SECOND QUARTER EARNINGS OF
                            $0.05 PER DILUTED SHARE


         AUBURN HILLS, MICH., JULY 16, 2003--CHAMPION ENTERPRISES, INC. (NYSE:
CHB), the nation's leading housing manufacturer, today reported earnings of $0.05 per diluted share for its second quarter ended June 28, 2003. Champion had a loss of $4.10 per diluted share in the second quarter of 2002. For the three-month period ended June 2003, revenues totaled $296 million and net income was $3.0 million, which included pretax gains of $7.1 million from the early retirement of debt and $0.8 million from sales of fixed assets. In the year earlier period, the company had revenues of $362 million and a net loss of $199 million, including pretax goodwill impairment charges of $97 million, establishment of a deferred tax asset valuation allowance totaling $120 million, pretax restructuring charges of $4.9 million and pretax gains from the early retirement of debt totaling $5.9 million.

         In the first half of 2003, Champion had revenues totaling $541 million and a net loss of $18.4 million, or $0.40 per diluted share. These results included $13.8 million of pretax gains from the early retirement of debt, $1.8 million of pretax gains from sales of fixed assets and $5.7 million of pretax losses from finance loans sold or held for sale. In the first six months of 2002, the company reported revenues of $668 million and a net loss of $211 million, or $4.36 per diluted share.

         Chairman, President and Chief Executive Officer, Al Koch, commented, "We're pleased to report a profitable quarter following six consecutive quarters of net losses. Operating income for the three-month period improved substantially compared to both the second quarter of 2002 and this year's first quarter. We're encouraged by the progress that's been made to return our manufacturing segment to profitability and to significantly reduce our retail loss. During the quarter we also improved the balance sheet through increasing cash and continuing to reduce our debt, which gives us additional financial strength as we enter the second half of the year."

OPERATIONS

MANUFACTURING- For the three-month period ended June 2003, manufacturing revenues decreased 16% to $263 million from $314 million one year earlier, while segment income increased to $13.0 million, or 4.9% of segment revenues, from $10.4 million, or 3.3% of segment revenues, in the second quarter of 2002. Genesis sales to builders and developers accounted for 11.8% of manufacturing homes sold and approximately 15.5% of manufacturing revenues during the second quarter of 2003. For the six-month period, the manufacturing segment reported $472 million in revenues, which resulted in segment income of $6.2 million. Champion had unfilled manufacturing orders of $48 million at the end of June at 34 plants, compared to $26 million at 46 plants a year earlier.

RETAIL- Year-over-year retail revenues dropped 31% for the quarter ended June 2003, while the retail loss was substantially reduced to $0.7 million from $13.8 million in the second quarter of 2002. The prior year loss included $4.9 million of restructuring charges related to the closing of 34 under performing retail locations. Champion currently operates 115 company-owned stores, down from 208 locations a year ago.

FINANCE- HomePride Finance Corp. originated $12.7 million of loans for the quarter and received $8.4 million of net proceeds for loans placed in its warehouse funding facility. HomePride reported a loss of $2.9 million for the three-month period, including a $0.3 million charge to value finance loans receivable at the lower of cost or market. In April the company sold $59.7 million (face amount) of loans, reduced its warehouse line borrowings by $42.2 million and realized net proceeds of $11.9 million. Subsequent to the end of the second quarter, in July the company sold finance loans with a face value of $16.4 million for $15.6 million, reduced its warehouse line borrowings by $10.0 million and realized net proceeds of $5.6 million.

LIQUIDITY AND CAPITAL STRUCTURE

         Champion ended the quarter with $129 million in cash and cash equivalents and generated $60.2 million in cash flow from operations during the three-month period, including tax refunds of $63.7 million. At quarter end the company had long-term debt of $291 million, down from $342 million at the beginning of the year. During 2003, the company used $35.8 million to purchase and retire $50.5 million of its Senior Notes, resulting in pretax gains of $13.8 million. In the first half of 2003, a charge to retained earnings of $3.5 million was recorded resulting from an amendment to the company's preferred stock terms, which was accounted for as an induced conversion and increased the loss per diluted share by $0.06.

OUTLOOK

         Koch continued, "Despite the progress we've made, there's still much work to be done. We look forward to receiving the results of the AlixPartners QuickStrike(TM) assessment, which involves reviewing our operations for potential improvements and adjustments. When this four-to-six week process is complete, we will consider a wide range of initiatives to solidify the profitability of our operations even during the severe industry downturn.

         "Year-to-date industry HUD Code wholesale shipments were down 27% through May and continue at a 40-year low. Due to the difficult consumer financing environment that the industry faces, we estimate that the seasonally adjusted rate of new home shipments has dropped to approximately 130,000 homes for 2003. As we work through this down cycle, Champion will continue to maintain strong cash balances and focus on running profitable, albeit possibly smaller, operations," concluded Koch.

CONFERENCE CALL

         Mr. Koch and other executive officers of the company will review the quarter's results in a conference call for investors and analysts beginning at 11:00 am eastern time today. To participate in the conference call, please call the number below:

                  Dial-in #:         866-246-6870
                  Conference #:      3717744

         A replay of the conference call will be available after 1:00 pm eastern time today through midnight on Wednesday, July 23, 2003. The recording may be heard by dialing the number below:

                  Dial-in #:         888-211-2648
                  Pass code #:       3717744

         The live call can also be accessed on the company's website, www.championhomes.net, by going to the Investor Relations section, clicking on "Live Webcast" and following the instructions. A replay of the call can also be heard via the Investor Relations section of the website shortly after the call is completed. To access the replay, go to the Investor Relations section of the website, click on "Audio Archives" and select "Q2 2003 Champion Enterprises, Inc. Earnings Conference Call." Links to this release and other statistical information referenced on the call, if any, will be posted in the Investor Relations section of the company's website.

         Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced 1.6 million homes since the company was founded. The company operates 34 homebuilding facilities in 16 states and two Canadian provinces and 115 retail locations in 24 states. Independent retailers, including 650 Champion Home Center locations, and approximately 500 builders and developers also sell Champion-built homes. In addition, through its subsidiary, HomePride Finance Corp., the company provides consumer financing for purchasers of its homes. Further information can be found at the company's website.

         This news release contains certain statements, including statements regarding industry financing, wholesale shipments, and lending availability, forecasts of expected results, future cash flows, liquidity, and cash balances and the size of operations that could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K, and those discussions regarding risk factors are incorporated herein by reference.

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)


                                                    Three Months Ended                         Six Months Ended
                                                ----------------------------             ------------------------------
                                                  June 28,       June 29,          %        June 28,        June 29,         %
                                                    2003           2002         Change        2003            2002         Change
                                                ------------- --------------  ---------- --------------  --------------   ---------

Revenues:
Manufacturing net sales                         $    263,067   $    313,699      (16%)    $    472,264    $    580,351      (19%)
Retail net sales                                      67,040         96,607      (31%)         128,161         176,732      (27%)
Financial services revenues                              449              -                      2,177               -
Less:  intercompany                                  (34,454)       (48,800)                   (61,975)        (89,200)
                                                ------------   ------------               ------------    ------------
Total revenues                                       296,102        361,506      (18%)         540,627         667,883      (19%)

Cost of sales                                        246,471        301,300      (18%)         456,927         563,168      (19%)
Selling, general and
   administrative expenses                            43,219         65,793      (34%)          91,882         124,031      (26%)
Financial services operating costs                     2,977          1,927                      6,444           1,927
Loss on finance loans sold or
    held for sale (1)                                    278              -                      5,689               -
Goodwill impairment charges (2)                            -         97,000                          -          97,000
Restructuring charges (2)                                  -          4,900                          -           4,900
Gain on debt retirement (3)                           (7,130)        (5,870)                   (13,833)         (5,870)
                                                ------------   ------------               ------------    ------------

Operating income (loss)                               10,287       (103,544)     110%           (6,482)       (117,273)      94%

Interest expense, net                                  6,910          7,047       (2%)          14,266          11,864       20%
                                                ------------   ------------               ------------    ------------

Income (loss) before income taxes (4)                  3,377       (110,591)     103%          (20,748)       (129,137)      84%

Income tax expense (benefits) (5)                        350         88,700                     (2,350)         82,000
                                                ------------   ------------               ------------    ------------

Net income (loss)                                      3,027       (199,291)     102%          (18,398)       (211,137)      91%

Less: dividends on preferred stock                       169            563                        455             813

Less: charge to retained earnings for
   induced preferred stock conversion (6)                  -              -                      3,488               -
                                                ------------   ------------               ------------    ------------
Income (loss) available to
   common shareholders                          $      2,858   $   (199,854)     101%     $    (22,341)   $   (211,950)      89%
                                                ============   ============               ============    ============


Basic earnings (loss) per share                       $ 0.05   $      (4.10)     101%     $      (0.40)   $      (4.36)      91%
                                                ============   ============               ============    ============

Weighted shares for basic EPS                         56,757         48,729                     55,641          48,617
                                                ============   ============               ============    ============


Diluted earnings (loss) per share                     $ 0.05   $      (4.10)     101%     $      (0.40)   $      (4.36)      91%
                                                ============   ============               ============    ============

Weighted shares for diluted EPS                       61,624         48,729                     55,641          48,617
                                                ============   ============               ============    ============


See accompanying Notes to Financial Information.


                                     (more)

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

                                                         Unaudited     Unaudited                Unaudited
                                                          June 28,     March 29,   Dec. 28,      June 29,
Assets                                                      2003         2003        2002          2002
                                                         ----------   ----------   ----------   ----------

Cash and cash equivalents                                 $129,436     $ 70,439     $ 77,381     $ 85,636
Restricted cash (7)                                          1,062        2,456       33,857       17,777
Accounts receivable, trade                                  46,090       38,199       28,631       49,436
Inventories                                                120,534      122,056      111,352      171,457
Finance loans held for sale, net (1)                        17,854       60,174            -            -
Refundable taxes and other current assets (7)               16,983       80,386       89,547       46,423
                                                          --------     --------     --------     --------
      Total current assets                                 331,959      373,710      340,768      370,729
                                                          --------     --------     --------     --------
Finance loans held for investment, net (1)                       -            -       52,043        6,145
Property and equipment, net                                119,462      122,208      127,644      164,567
Goodwill, net                                              165,045      164,983      165,437      165,964
Restricted cash (7)                                              -            -       18,443       18,443
Other non-current assets                                    23,496       23,349       23,756       26,190
                                                          --------     --------     --------     --------
                                                          $639,962     $684,250     $728,091     $752,038
                                                          ========     ========     ========     ========

Liabilities, Preferred Stock and Shareholders' Equity

Floor plan payable                                        $ 19,453     $ 17,177     $ 17,147     $ 10,745
Warehouse proceeds structured
      as collateralized borrowings (1)                      10,024       45,197       35,565        2,103
Short-term borrowings on credit facility (7)                 7,000            -            -            -
Accounts payable                                            46,032       40,673       37,615       67,312
Other accrued liabilities                                  161,480      164,973      172,817      173,687
                                                          --------     --------     --------     --------
      Total current liabilities                            243,989      268,020      263,144      253,847
                                                          --------     --------     --------     --------
Long-term debt (3)                                         290,652      313,493      341,612      344,867
Other long-term liabilities                                 53,140       54,738       56,754       45,291
Redeemable convertible preferred stock (6)                  13,568       13,507       29,256       43,959
Shareholders' equity                                        38,613       34,492       37,325       64,074
                                                          --------     --------     --------     --------
                                                          $639,962     $684,250     $728,091     $752,038
                                                          ========     ========     ========     ========



See accompanying Notes to Financial Information.




                                     (more)

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

                                                             Three Months Ended            Six Months Ended
                                                         --------------------------    --------------------------
                                                           June 28,      June 29,       June 28,       June 29,
                                                            2003           2002           2003           2002
                                                         -----------    -----------    -----------    -----------

Net income (loss)                                         $   3,027      $(199,291)     $ (18,398)     $(211,137)
Adjustments:
  Depreciation and amortization                               4,162          5,704          8,495         11,563
  Loss on finance loans sold or held for sale (1)               278              -          5,689              -
  Gain on debt retirement (3)                                (7,130)        (5,870)       (13,833)        (5,870)
  Goodwill impairment charges (2)                                 -         97,000              -         97,000
  Deferred income taxes (5)                                       -         94,800              -         94,800
  Fixed asset impairment charge (gain on sale)                 (775)         1,900         (1,765)         1,900
  Change in cash collateral deposits (7)                          -         (5,225)         9,600        (12,850)
  Refundable income taxes                                    63,749         11,371         60,749          4,671
  Changes in working capital                                 (1,010)         3,582        (18,224)        (1,357)
  Changes in accrued liabilities                             (3,457)         9,392         (8,704)         1,100
  Other                                                       1,387            151         `7,021          1,950
                                                          ---------      ---------      ---------      ---------
Cash provided by (used for) operations                       60,231         13,514         30,630        (18,230)
Originations of finance loans held for sale, net            (12,125)             -        (26,232)             -
Proceeds from sale of finance loans held for sale (1)        53,837              -         53,837              -
                                                          ---------      ---------      ---------      ---------
Cash provided by (used for) operating activities            101,943         13,514         58,235        (18,230)
                                                          ---------      ---------      ---------      ---------

Additions to property, plant and equipment                   (1,853)        (1,383)        (3,068)        (2,857)
Originations of finance loans
  held for investment, net                                        -         (6,145)             -         (6,145)
Acquisition related deferred
   purchase price payments                                   (1,382)        (4,100)        (3,882)        (8,050)
Proceeds on disposal of fixed assets                          1,234          2,855          5,076          3,069
Other                                                          (141)          (448)          (343)        (1,139)
                                                          ---------      ---------      ---------      ---------
Cash used for investing activities                           (2,142)        (9,221)        (2,217)       (15,122)
                                                          ---------      ---------      ---------      ---------

Change in floor plan payable, net                             2,276        (52,968)         2,306        (60,174)
Change in restricted cash (7)                                 1,394        (35,572)        51,238        (35,572)
Proceeds from warehouse facility                              8,355          2,103         17,987          2,103
Repayment of warehouse facility (1)                         (43,528)             -        (43,528)             -
Proceeds from Senior Notes                                        -        145,821              -        145,821
Purchase of Senior Notes (3)                                (15,276)       (23,750)       (35,830)       (23,750)
Preferred stock issued, net                                       -         23,810              -         23,810
Increase in short-term borrowings (7)                         7,000              -          7,000              -
Other                                                        (1,025)        (3,381)        (3,136)        (2,706)
                                                          ---------      ---------      ---------      ---------
Cash provided by (used for) financing activities            (40,804)        56,063         (3,963)        49,532
                                                          ---------      ---------      ---------      ---------

Increase in cash and cash equivalents                        58,997         60,356         52,055         16,180
Beginning cash and cash equivalents                          70,439         25,280         77,381         69,456
                                                          ---------      ---------      ---------      ---------
Ending cash and cash equivalents                          $ 129,436      $  85,636      $ 129,436      $  85,636
                                                          =========      =========      =========      =========


See accompanying Notes to Financial Information.




                                     (more)

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL INFORMATION (UNAUDITED)

(1) During the quarter ended June 2003, the company sold finance loans with a face value of $59.7 million for approximately $54.1 million, $42.2 million of which was used to paydown warehouse line borrowings. The company values loans held for sale at the lower of cost or market value. Pretax losses on loans sold or held for sale were $0.3 million and $5.7 million for the three and six months ended June 2003, respectively. Finance loans were classified on the balance sheet as short-term assets held for sale in 2003 and as long-term assets held for investment in 2002.

(2) During the quarter ended June 2002, the company recorded retail goodwill impairment charges totaling $97 million and restructuring charges of $4.9 million related to the closing of 34 retail locations.

(3) During the quarter ended June 2003, the company recorded pretax gains of $7.1 million resulting from the purchase and retirement of $22.7 million of Senior Notes due 2009 for payments totaling $15.3 million. For the six months ended June 2003, the company recorded pretax gains of $13.8 million resulting from the purchase and retirement of $50.5 million of Senior Notes due 2007 and 2009 for total payments of $35.8 million. During the quarter ended June 2002, the company purchased and retired $30.0 million of Senior Notes due 2009 for $23.8 million, resulting in pretax gains of $5.9 million.

(4) Manufacturing and retail EBIT consisted of earnings (loss) before interest and taxes. Financial services loss included operating costs, net interest income earned on finance loans, interest expense from the warehouse facility and losses on finance loans sold or held for sale. A reconciliation of income (loss) before income taxes follows (dollars in thousands):

                                                                            % of                         % of
Three months ended:                                         June 28,       Related       June 29,       Related        %
                                                              2003          Sales          2002          Sales       Change
                                                          ------------   -----------   -----------     ----------   ---------
Manufacturing EBIT                                          $ 13,003         4.9%       $  10,426          3.3%        25%
Retail EBIT                                                     (737)       (1.1%)        (13,802)       (14.3%)       95%
Financial services loss                                       (2,877)                      (1,927)                    (49%)
General corporate expenses                                    (6,449)                      (7,111)                      9%
Gain on debt retirement                                        7,130                        5,870                      21%
Goodwill impairment charges                                        -                      (97,000)
Intercompany eliminations                                        146                            -
Net interest expense, excluding financial services            (6,839)                      (7,047)                      3%
                                                            --------                    ---------
   Income (loss) before income taxes                        $  3,377         1.1%       $(110,591)       (30.6%)      103%
                                                            ========                    =========

                                                                            % of                         % of
Six months ended:                                           June 28,       Related       June 29,       Related        %
                                                              2003          Sales          2002          Sales       Change
                                                          ------------   -----------   -----------     ----------   ---------
Manufacturing EBIT                                          $  6,157         1.3%       $  11,729          2.0%       (48%)
Retail EBIT                                                   (3,420)       (2.7%)        (21,880)       (12.4%)       84%
Financial services loss                                      (10,245)                      (1,927)                   (432%)
General corporate expenses                                   (13,721)                     (14,065)                      2%
Gain on debt retirement                                       13,833                        5,870                     136%
Goodwill impairment charges                                        -                      (97,000)
Intercompany eliminations                                        625                            -
Net interest expense, excluding financial services           (13,977)                     (11,864)                    (18%)
                                                            --------                    ---------
   Loss before income taxes                                 $(20,748)       (3.8%)      $(129,137)       (19.3%)       84%
                                                            ========                    =========

(5) The company provided a 100% valuation allowance for its deferred tax assets totaling $120 million in the second quarter of 2002. The effective tax rates for the three and six months ended June 2003 and 2002 differ from the 35% federal statutory rate because of the 100% deferred tax asset valuation allowance. In addition, the company is in a federal tax loss carryforward position and tax benefits can only be recorded to the extent of current taxable income. The income tax benefit for 2003 consisted of $3.0 million recorded to reduce the deferred tax asset valuation allowance following the completion of the company's 2002 federal income tax return, which resulted in a larger refund than previously estimated, partially offset by provisions for state and foreign income taxes.

(6) During 2003, the company agreed to accelerate the reduction in the conversion price for its Series C redeemable convertible preferred stock. This amendment to the preferred stock terms was accounted for as an induced conversion, resulting in a charge directly to retained earnings of $3.5 million and an increase in the loss per share of $0.06 per diluted share.

(7) In January 2003 the company finalized a $75 million revolving credit facility, which was used to issue $60.4 million of letters of credit and resulted in the release of $49.8 million of restricted cash and $9.6 million of cash deposits. At the end of June 2003, the company had $61.9 million of letters of credit outstanding and $7.0 million of borrowings under this facility.


                                     (more)

CHAMPION ENTERPRISES, INC. AND SUBSIDIARIES
OTHER STATISTICAL INFORMATION (UNAUDITED)

                                                        Three Months Ended                        Six Months Ended
                                                   ----------------------------              ----------------------------
                                                     June 28,       June 29,        %          June 28,       June 29,        %
                                                       2003           2002         Chg.          2003           2002         Chg.
                                                   -------------  -------------  --------    -------------  -------------  --------

MANUFACTURING
Homes sold                                               6,925          9,124      (24%)          12,596         16,869      (25%)
    Less:  intercompany                                    838          1,329      (37%)           1,568          2,421      (35%)
                                                     ---------      ---------                  ---------      ---------
Homes sold to
    independent retailers/builders                       6,087          7,795      (22%)          11,028         14,448      (24%)

Total floors sold                                       13,131         16,778      (22%)          23,849         31,213      (24%)

Floors sold per average plant                              375            361        4%              667            661        1%

Multi-section mix                                           85%            80%                        84%            81%

Average home price                                   $  36,500      $  33,000       11%        $  36,100      $  33,100        9%

Manufacturing facilities at period end                      34             46      (26%)              34             46      (26%)

RETAIL
Retail net sales (in thousands)
    115 ongoing stores                               $  65,978      $  63,120        5%        $ 125,459      $ 115,824        8%
    Closed/other                                         1,062         33,487                      2,702         60,908
                                                     ---------      ---------                  ---------      ---------
    Total retail net sales                           $  67,040      $  96,607      (31%)       $ 128,161      $ 176,732      (27%)

Homes sold
    115 ongoing stores                                     810            893       (9%)           1,563          1,644       (5%)
    Closed/other                                            11            537                         35            980
                                                     ---------      ---------                  ---------      ---------
    New homes                                              821          1,430      (43%)           1,598          2,624      (39%)
    Pre-owned homes                                        292            376      (22%)             600            723      (17%)
                                                     ---------      ---------                  ---------      ---------
    Total homes sold                                     1,113          1,806      (38%)           2,198          3,347      (34%)

% Champion-produced new homes sold                          93%            96%                        95%            95%

New multi-section mix                                       85%            78%                        84%            78%

Average number of new homes in inventory
    per sales center at period end                        14.7           14.4 *      2%             14.7           14.4 *      2%

Sales centers at period end                                115            208 *    (45%)             115            208 *    (45%)

Total company
Average new home price                               $  75,400      $  62,600       20%        $  73,900      $  62,100       19%
Average number of new homes sold per
    sales center per month                                 2.3            2.1 *     10%              2.3            1.9 *     21%

115 ongoing stores
Average new home price                               $  75,200      $  67,000       12%        $  74,000      $  66,600       11%
Average number of new homes sold per
    sales center per month                                 2.3            2.6      (12%)             2.3            2.4       (4%)

CONSOLIDATED (IN THOUSANDS)
Contingent repurchase obligations (est.)             $ 260,000      $ 270,000       (4%)       $ 260,000      $ 270,000       (4%)
Champion-produced field inventories (est.)           $ 580,000      $ 600,000       (3%)       $ 580,000      $ 600,000       (3%)
Shares issued and outstanding                           56,777         48,822       16%           56,777         48,822       16%


*The number of sales centers in 2002 has been revised to include outlets specializing in sales to manufactured housing communities in addition to full service retail locations. Per location averages have been revised accordingly.
                                      *****